Exhibit 99.8

UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information and explanatory notes present how the combined financial statements of Bank of America and FleetBoston may have appeared had the businesses actually been combined at the beginning of the period presented. The unaudited pro forma condensed combined financial information shows the impact of the merger of Bank of America and FleetBoston on the companies’ respective historical results of operations under the purchase method of accounting with Bank of America treated as the acquirer. Under this method of accounting, the assets and liabilities of FleetBoston were recorded by Bank of America at their estimated fair values as of April 1, 2004, the date the merger was completed. The unaudited pro forma condensed combined financial information combines the historical financial information of Bank of America and FleetBoston for the three months ended December 31, 2003 and for the years ended December 31, 2003 and 2004. The unaudited pro forma condensed combined statements of income give effect to the merger as if the merger had been completed on January 1, 2003.

The merger agreement was announced on October 27, 2003 and resulted in the conversion of each outstanding share of FleetBoston common stock other than shares beneficially owned by FleetBoston and Bank of America into 1.1106 post-split shares of Bank of America common stock. Shares of FleetBoston preferred stock were converted on a one-for-one basis into Bank of America preferred stock having the same terms as the corresponding FleetBoston preferred stock, except in the case of shares held by preferred stockholders who validly perfected dissenters’ appraisal rights. The unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with the historical consolidated financial statements and the related notes of both Bank of America and FleetBoston.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined companies had the companies actually been combined at the beginning of the period presented and had the impact of possible revenue enhancements, expense efficiencies, hedging activities, asset dispositions, and share repurchases, among other factors, been considered.

The unaudited pro forma condensed combined financial information includes the impact of Fleet’s cash flow hedge accounting as provided by Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities.” FleetBoston’s historical Net Interest Income includes the reclassification of deferred cash flow hedge gains and losses from Accumulated Other Comprehensive Income. However, in purchase accounting deferred cash flow hedge gains and losses in Accumulated Other Comprehensive Income have been eliminated and will not be reclassified into Net Interest Income in periods subsequent to the merger. FleetBoston’s historical results include reclassified deferred net cash flow hedge gains of $119 million, $120 million, and $327 million for the three months ended December 31, 2003, and for the years ended December 31, 2004 and 2003, respectively.

Bank of America/FleetBoston

Pro Forma Condensed Combined Statement of Income

(unaudited)

The following preliminary unaudited pro forma condensed combined statement of income combines the historical statements of income of Bank of America and FleetBoston assuming the companies had been combined on January 1, 2003, on a purchase accounting basis.

	For the three months ending December 31, 2003
(Dollars in millions, except per share information)	Bank of America	FleetBoston	Pro Forma Adjustments (1)		Bank of America/ FleetBoston Combined

Interest income
Interest and fees on loans and leases	$5,580	$1,921	20	(A)	$7,521
Interest on securities	726	320	11	(B)	1,057
Trading account assets	912	11	—		923
Other interest income	828	90	(54)	(C)	864

Total interest income	8,046	2,342	(23)		10,365

Interest expense
Deposits	1,178	328	(20)	(D)	1,486
Short-term borrowings	515	96	—		611
Long-term debt	450	250	(75)	(E)	625
Other interest expense	317	8	—		325

Total interest expense	2,460	682	(95)		3,047

Net interest income	5,586	1,660	72		7,318

Noninterest income
Service charges	1,436	392	(37)	(F)	1,791
Investment and brokerage services	619	397	—		1,016
Mortgage banking income	292	12	—		304
Investment banking income	458	74	—		532
Equity investment gains	215	42	—		257
Card income	815	167	155	(C)(F)(G)	1,137
Trading account profits	27	54	—		81
Other income	187	231	—		418

Total noninterest income	4,049	1,369	118		5,536

Total revenue	9,635	3,029	190		12,854

Provision for credit losses	583	195	—		778

Gains on sales of securities	139	24	—		163

Noninterest expense
Personnel	2,697	891	(5)	(H)	3,583
Occupancy	514	129	(14)	(I)	629
Equipment	263	107	(5)	(I)	365
Amortization of intangibles	54	20	120	(J)	194
Other general operating	1,760	576	62	(G)	2,398

Total noninterest expense	5,288	1,723	158		7,169

Income from continuing operations before income taxes	3,903	1,135	32		5,070
Applicable income tax expense	1,177	403	52	(K)	1,632

Income from continuing operations	$2,726	$732	(20)		$3,438

Income from continuing operations available to common shareholders	$2,725	$727	(20)		$3,432

Per common share information

Earnings per share-continuing operations	$0.93	$0.68			$0.84

Diluted earnings per share-continuing operations	$0.92	$0.69			$0.83

Dividends paid	$0.40	$0.35			$0.40

Average common shares issued and outstanding (in thousands)	2,926,494	1,052,561	116,413	(L)	4,095,468

Average diluted common shares issued and outstanding (in thousands)	2,978,962	1,064,440	117,727	(L)	4,161,129

(1)	See Notes to Unaudited Pro Forma Condensed Combined Financial Information.

Bank of America/FleetBoston

Pro Forma Condensed Combined Statement of Income

(unaudited)

The following preliminary unaudited pro forma condensed combined statement of income combines the historical statements of income of Bank of America and FleetBoston assuming the companies had been combined on January 1, 2003, on a purchase accounting basis.

	For the year ended December 31, 2003
(Dollars in millions, except per share information)	Bank of America	FleetBoston	Pro Forma Adjustments (1)		Bank of America/ FleetBoston Combined

Interest income
Interest and fees on loans and leases	$21,668	$7,461	$91	(A)	$29,220
Interest on securities	3,068	1,296	(1)	(B)	4,363
Trading account assets	3,947	43	—		3,990
Other interest income	2,880	420	(207)	(C)	3,093

Total interest income	31,563	9,220	(117)		40,666

Interest expense
Deposits	4,908	1,383	(144)	(D)	6,147
Short-term borrowings	1,871	388	—		2,259
Long-term debt	2,034	1,010	(321)	(E)	2,723
Other interest expense	1,286	43	—		1,329

Total interest expense	10,099	2,824	(465)		12,458

Net interest income	21,464	6,396	348		28,208

Noninterest income
Service charges	5,618	1,562	(153)	(F)	7,027
Investment and brokerage services	2,371	1,517	—		3,888
Mortgage banking income	1,922	67	—		1,989
Investment banking income	1,736	249	—		1,985
Equity investment gains	215	17	—		232
Card income	3,052	628	617	(C)(F)(G)	4,297
Trading account profits	409	195	—		604
Other income	1,127	728	—		1,855

Total noninterest income	16,450	4,963	464		21,877

Total revenue	37,914	11,359	812		50,085

Provision for credit losses	2,839	1,025	—		3,864

Gains on sales of securities	941	128	—		1,069

Noninterest expense
Personnel	10,446	3,398	(20)	(H)	13,824
Occupancy	2,006	517	(59)	(I)	2,464
Equipment	1,052	446	(26)	(I)	1,472
Amortization of intangibles	217	79	517	(J)	813
Other general operating	6,434	2,061	251	(G)	8,746

Total noninterest expense	20,155	6,501	663		27,319

Income from continuing operations before income taxes	15,861	3,961	149		19,971
Applicable income tax expense	5,051	1,406	216	(K)	6,673

Income from continuing operations	$10,810	$2,555	$(67)		$13,298

Income from continuing operations available to common shareholders	$10,806	$2,537	$(67)		$13,276

Per common share information

Earnings per share-continuing operations	$3.63	$2.42			$3.21

Diluted earnings per share-continuing operations	$3.57	$2.41			$3.17

Dividends paid	$1.44	$1.40			$1.44

Average common shares issued and outstanding (in thousands)	2,973,407	1,048,741	115,991	(L)	4,138,139

Average diluted common shares issued and outstanding (in thousands)	3,030,356	1,054,112	116,585	(L)	4,201,053

(1)	See Notes to Unaudited Pro Forma Condensed Combined Financial Information.

Bank of America/FleetBoston

Pro Forma Condensed Combined Statement of Income

(unaudited)

The following unaudited pro forma condensed combined statement of income combines the historical statements of income of Bank of America and FleetBoston assuming the companies had been combined on January 1, 2003, on a purchase accounting basis.

	For the year ended December 31, 2004
	Three Months Ended March 31, 2004					Combined Nine Months Ended December 31, 2004	Bank of America/FleetBoston Combined
(Dollars in millions, except per share information)	Bank of America	FleetBoston	Pro Forma Adjustments (1)		Combined

Interest income
Interest and fees on loans and leases	$5,549	$1,970	$40	(A)	$7,559	$22,667	$30,226
Interest on securities	1,212	322	11	(B)	1,545	6,053	7,598
Trading account assets	1,012	12	—		1,024	3,004	4,028
Other interest income	779	96	(55)	(C)	820	2,951	3,771

Total interest income	8,552	2,400	(4)		10,948	34,675	45,623

Interest expense
Deposits	1,206	342	(20)	(D)	1,528	5,069	6,597
Short-term borrowings	720	88	—		808	3,714	4,522
Long-term debt	491	256	(66)	(E)	681	1,913	2,594
Other interest expense	334	9	—		343	983	1,326

Total interest expense	2,751	695	(86)		3,360	11,679	15,039

Net interest income	5,801	1,705	82		7,588	22,996	30,584

Noninterest income
Service charges	1,416	385	(38)	(F)	1,763	5,573	7,336
Investment and brokerage services	635	413	—		1,048	2,992	4,040
Mortgage banking income	209	6	—		215	205	420
Investment banking income	404	33	—		437	1,482	1,919
Equity investment gains	133	86	—		219	728	947
Card income	795	152	148	(C)(F)(G)	1,095	3,793	4,888
Trading account profits	3	49	—		52	866	918
Other income	135	284	—		419	728	1,147

Total noninterest income	3,730	1,408	110		5,248	16,367	21,615

Total revenue	9,531	3,113	192		12,836	39,363	52,199

Provision for credit losses	624	—	—		624	2,145	2,769

Gains on sales of securities	495	49	—		544	1,628	2,172

Noninterest expense
Personnel	2,762	899	(5)	(H)	3,656	10,711	14,367
Occupancy	488	136	(14)	(I)	610	1,891	2,501
Equipment	261	101	(5)	(I)	357	953	1,310
Amortization of intangibles	54	21	120	(J)	195	610	805
Other general operating	1,865	807	53	(G)	2,725	6,814	9,539
Merger and restructuring charges	—	—	—		—	618	618

Total noninterest expense	5,430	1,964	149		7,543	21,597	29,140

Income from continuing operations before income taxes	3,972	1,198	43		5,213	17,249	22,462
Applicable income tax expense	1,291	425	56	(K)	1,772	5,787	7,559

Income from continuing operations	$2,681	$773	$(13)		$3,441	$11,462	$14,903

Income from continuing operations available to common shareholders	$2,680	$768	$(13)		$3,435	$11,447	$14,882

Per common share information

Earnings per share-continuing operations	$0.93	$0.72			$0.84	$2.83	$3.67

Diluted earnings per share-continuing operations	$0.91	$0.71			$0.83	$2.78	$3.61

Dividends paid	$0.40	$0.35			$0.40	$1.30	$1.70

Average common shares issued and outstanding (in thousands)	2,880,306	1,071,104	118,464	(L)	4,069,874	4,049,175	4,054,322

Average diluted common shares issued and outstanding (in thousands)	2,933,402	1,086,636	120,182	(L)	4,140,220	4,119,525	4,124,671

(1)	See Notes to Unaudited Pro Forma Condensed Combined Financial Information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL INFORMATION

Note 1—Basis of Pro Forma Presentation

During the second quarter of 2004, the Corporation’s Board of Directors approved a 2-for-1 stock split in the form of a common stock dividend effective August 27, 2004 to common shareholders of record on August 6, 2004. All prior period common share and per common share information has been restated to reflect the 2-for-1 stock split.

The unaudited pro forma condensed combined financial information related to the merger is included for the three months ended December 31, 2003 and for the years ended December 31, 2003 and 2004. The pro forma adjustments included herein reflect the conversion of FleetBoston common stock into Bank of America common stock using an exchange ratio of 1.1106 post-split shares of Bank of America common stock for each of the 1,068,635,408 shares of FleetBoston common stock exchanged at April 1, 2004, $271 million related to the conversion of 1,082,450 shares of preferred stock and $1.36 billion for the approximately 70 million shares of FleetBoston common stock issuable under outstanding stock options that were converted into Bank of America stock options, direct acquisition costs and the cost of FleetBoston shares already owned by Bank of America. The purchase price of $47.3 billion includes direct acquisition costs, the value of stock options, and is based on a per share price for Bank of America common stock of $38.44, which was the average of the closing prices of Bank of America common stock for the period commencing two trading days before, and ending two trading days after, October 27, 2003, the date of the merger agreement, as adjusted for the stock split. The purchase price was adjusted to reflect the effect of the 15.7 million shares of FleetBoston common stock already owned by Bank of America valued at their historical cost of $457 million. Bank of America preferred stock exchanged was valued using the book value of FleetBoston preferred stock.

The merger is being accounted for using the purchase method of accounting; accordingly, Bank of America’s cost to acquire FleetBoston has been allocated to the assets (including identifiable intangible assets) and liabilities (including executor contracts and other commitments) of FleetBoston at their respective fair values as of April 1, 2004.

Certain amounts in the historical consolidated financial statements of FleetBoston have been reclassified to conform to Bank of America’s historical financial information presentation. Discontinued operations reported in FleetBoston’s historical consolidated statement of income have been excluded. The unaudited pro forma condensed combined financial information presented in this document does not necessarily indicate the results of operations or the combined financial position that would have resulted had the merger been completed at the beginning of the applicable period presented, nor is it indicative of the results of operations in future periods or the future financial position of the combined company.

Note 2— Pro Forma Adjustments

The Unaudited Pro Forma Condensed Combined Statements of Income for the three months ended December 31, 2003 and for the years ended December 31, 2003 and 2004 were prepared assuming the merger was completed on January 1, 2003.

The unaudited pro forma condensed combined financial information reflects the exchange of 1,186,826,484 shares of Bank of America common stock with an aggregate fair value of approximately $45.6 billion, the issuance of $271 million of Bank of America preferred stock and $1.36 billion for the approximately 70 million shares of FleetBoston common stock issued under outstanding stock options that converted into Bank of America stock options, direct acquisition costs and the cost of 15.7 million shares of FleetBoston common stock already owned by Bank of America valued at their historical cost of $457 million. Common stock and preferred stock issued in the exchange was valued using the methodology discussed in Note 1 above.

All FleetBoston stock options vested upon completion of the merger and converted into Bank of America stock options. The fair value of the Bank of America options issued in exchange for the FleetBoston options was estimated using a Black-Scholes option-pricing model. Option pricing models require the use of highly subjective assumptions including expected stock price and volatility that when changed can materially affect fair value estimates. Accordingly, the model does not necessarily provide for a reliable single measure of the fair value of employee stock options. The more significant assumptions used in estimating the fair value of the Bank of America stock options to be issued in the exchange for FleetBoston stock options include a risk-free interest rate of 3.61 percent, a dividend yield of 4.70 percent, a weighted average expected life of three years and volatility of 27 percent. The three-year term was based on the weighted average expected term to expiration of these options.

The allocation of the purchase price follows:

(Dollars in millions)	April 1, 2004
Purchase Price
FleetBoston common stock exchanged (in thousands)	1,068,635
Exchange ratio (as adjusted for the stock split)	1.1106

Total Bank of America Common Stock exchanged (in thousands)	1,186,826
Purchase price per Bank of America common share (as adjusted for the stock split)	$38.44

		$45,622
FleetBoston preferred stock converted to Bank of America preferred stock		271
Fair value of outstanding stock options, direct acquisition costs and the effect of FleetBoston shares already owned by Bank of America		1,360

Total purchase price		$47,253
Less: Net assets acquired
FleetBoston stockholders’ equity	$19,329
FleetBoston goodwill and other intangible assets	(4,709)
Estimated adjustments to reflect assets acquired at fair value:
Securities	(84)
Loans and leases	(770)
Premises and equipment	(738)
Identified intangibles	3,243
Other assets and deferred income tax	243
Deposits	(313)
Other liabilities	(286)
Exit and termination liabilities	(658)
Long-term debt	(1,182)

	14,075

Estimated goodwill resulting from merger		$33,178

The pro forma adjustments included in the unaudited pro forma condensed combined financial information are as follows:

(A)	An adjustment of $770 million to decrease the book value of the loan and lease portfolio to fair value was recorded. The adjustment will be recognized over the estimated remaining life of the loan and lease portfolio. The impact of the adjustment was to increase Interest Income by approximately $20 million, $40 million and $91 million for the three months ended December 31, 2003 and the years ended December 31, 2004 and 2003, respectively.

(B)	An adjustment of $84 million to decrease the book value of the securities portfolio to fair value was recorded. Certain unrealized gains currently reflected in other comprehensive income by FleetBoston will be accounted for as a premium paid by Bank of America and will be recognized over the remaining life of the securities portfolio. The impact of the amortization of the premium/ discount was to increase Interest Income by approximately $11 million and $11 million for the three months ended December 31, 2003 and the year ended December 31, 2004, respectively, and to decrease Interest Income by approximately $1 million for the year ended December 31, 2003.

(C)	Adjustment to reclassify FleetBoston’s credit card late fee revenue from Other Interest Income to Card Income to conform with Bank of America’s classification.

(D)	An adjustment of $313 million to increase the book value of fixed-rate deposit liabilities to fair value was recorded. The adjustment will be recognized over the estimated remaining term of the related deposit liabilities. The impact of the adjustment was to decrease Interest Expense by approximately $20 million, $20 million and $144 million for the three months ended December 31, 2003, and for the years ended December 31, 2004 and 2003, respectively.

(E)	An adjustment of $1.182 billion to increase the book value of outstanding long-term debt instruments to fair value was recorded. The adjustment will be recognized over the remaining life of the long-term debt instruments. The impact of the fair value adjustment is to decrease Interest Expense by approximately $75 million, $66 million and $321 million for the three months ended December 31, 2003, and for the years ended December 31, 2004 and 2003, respectively.

(F)	Adjustment to reclassify FleetBoston’s debit card revenue from Service Charges to Card Income to conform with Bank of America’s classification.

(G)	Adjustment to reclassify FleetBoston’s credit card marketing expense from Card Income to Other General Operating Expense to conform with Bank of America’s classification. The impact of this reclassification was to increase both Card Income and Other General Operating Expense by approximately $64 million, $53 million and $257 million for the three months ended December 31, 2003, and for the years ended December 31, 2004 and 2003, respectively.

(H)	Adjustment of fixed-rate deferred compensation plans to current interest rates.

(I)	An adjustment of $738 million to decrease the book value of owned real estate, leased property and related improvements, signage and computer equipment to fair value was recorded. The effect of these adjustments is to reduce occupancy costs by $14 million, $14 million and $59 million and equipment costs by $5 million, $5 million and $26 million for the three months ended December 31, 2003, and for the years ended December 31, 2004 and 2003, respectively.

(J)	For purchase accounting a core deposit intangible of $2.174 billion, a purchased credit card relationship intangible of $660 million and other customer relationship intangibles of $409 million were recorded. These intangibles will be amortized over a period not to exceed ten years, on an accelerated basis for the core deposit intangible and purchased credit card relationship intangible and a straight-line basis for the other customer relationship intangibles. The value of the intangibles represents the estimated future economic benefit resulting from the acquired customer balances and relationships. This value was estimated by considering cash flows from the current balances of accounts, expected growth or attrition in balances, and the estimated life of the relationship. The impact of these adjustments is to increase Amortization of Intangibles by $120 million, $120 million and $517 million for the three months ended December 31, 2003, and for the years ended December 31, 2004 and 2003, respectively.

(K)	Adjustment to record the tax effect of the pro forma adjustments using Bank of America’s statutory tax rate of 36.9 percent. The increase in the effective tax rate from the statutory rate of 36.9 percent reflects the effect of the accounting for leverage leases in accordance with Financial Accounting Standards Board Interpretation No. 21 “Accounting for Leases in a Business Combination.”

(L)	Weighted average shares were calculated using the historical weighted average shares outstanding for Bank of America and FleetBoston, adjusted using the exchange ratio to obtain the equivalent shares of Bank of America common stock, for the three months ended December 31, 2003, and for the years ended December 31, 2004 and 2003. Both the historical weighted average shares outstanding of Bank of America and the exchange ratio have been adjusted to reflect the stock split. Earnings per share data has been computed based on the combined historical income of Bank of America, income from continuing operations for FleetBoston and the impact of pro forma purchase accounting adjustments.